UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive Exeter, NH		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On October 21, 2020 (the “Closing Date”), Vapotherm, Inc. (the “Company”) entered into a loan and security agreement with Canadian Imperial Bank of Commerce (“CIBC”) (the “Loan Agreement”).  The Loan Agreement provides for a revolving loan facility of $12.0 million (the “Revolving Facility”) and a term loan facility of $40.0 million (the “Term Facility” and, together with the Revolving Facility, the “Facilities”).  The proceeds of the Facilities will be used to repay the Company’s existing revolving loan facility and term loan facility and for general corporate and working capital purposes.

The Revolving Facility will mature on October 21, 2022 and may be renewed on an annual basis thereafter by mutual agreement of the Company and CIBC.  The Term Facility will mature on October 21, 2025.  Advances under the Facilities shall bear interest at a floating rate per annum equal to, (i) in the case of the Revolving Facility, the Wall Street Journal (“WSJ”) Prime Rate plus 1.0% and (ii) in the case of the Term Facility, the WSJ Prime Rate plus 2.5%.  In each case, the WSJ Prime Rate is subject to a floor of 3.25%.  The Loan Agreement provides for interest-only payments on the Term Facility for the first thirty-six months following the Closing Date.  Thereafter, amortization payments on the Term Facility will be payable monthly in twenty-four equal installments.  The Term Facility may not be prepaid prior to the first anniversary of the Closing Date without prepaying all of the interest that otherwise would have been payable on the Term Facility during the period commencing on the Closing Date and ending on the first anniversary of the Closing Date plus a prepayment charge of 2.0%.  Thereafter, the Term Facility may be prepaid in full, subject to a prepayment charge of (i) 2.0%, if such prepayment occurs after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, and (ii) 1.0%, if such prepayment occurs after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date.  The Facilities are secured by a lien on substantially all of the assets of the Company, including intellectual property.

The Loan Agreement contains customary covenants and representations, including, without limitation, a minimum revenue covenant equal to 80% of each year’s annual operating plan (tested on a trailing twelve month basis at the end of each fiscal quarter) and other financial covenants, reporting obligations, and limitations on dispositions, changes in business or ownership, mergers or acquisitions, indebtedness, encumbrances, distributions and investments, transactions with affiliates and capital expenditures.

The events of default under the Loan Agreement include, without limitation, and subject to customary grace periods, (1) the Company’s failure to make any payments of principal or interest under the Loan Agreement or other loan documents, (2) the Company’s breach or default in the performance of any covenant under the Loan Agreement, (3) the occurrence of a material adverse effect or an event that is reasonably likely to result in a material adverse effect, (4) the existence of an attachment or levy on a material portion of funds of the Company or its subsidiaries, (5) the Company’s insolvency or bankruptcy, or (6) the occurrence of certain material defaults with respect to any other indebtedness of the Company in excess of $500,000. If an event of default occurs, CIBC is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The Loan Agreement also contains other customary provisions, such as expense reimbursement and confidentiality. CIBC has indemnification rights and the right to assign the Facilities, subject to customary restrictions.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement itself, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02                   Termination of a Material Definitive Agreement.

On October 21, 2020, the Company used approximately $40 million of the Term Facility, approximately $4.9 million of the Revolving Facility and approximately $5.7 million of cash on hand to pay off all obligations owing under, and to terminate, both the Credit Agreement and Guarantee dated as of April 6, 2018 by and between Perceptive Credit Holdings II, L.P. and the Company, and the Amended and Restated Business Financing Agreement dated as of April 6, 2018 by and between Western Alliance Bank and the Company.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Revolving Facility and the Term Facility set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01                   Regulation FD Disclosure.

On October 22, 2020, the Company issued a press release announcing the execution of the Loan Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement between Vapotherm, Inc. and the Canadian Imperial Bank of Commerce, dated October 21, 2020.

99.1	Press Release issued by Vapotherm, Inc. on October 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vapotherm, Inc.

Date: October 22, 2020	By:	/s/ John Landry
John Landry
Vice President & Chief Financial Officer